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PROSPECTUS Dated                                      Pricing Supplement No. 49
May 1, 2007                                           September 24, 2007


                                                            Rule 424 (b)(3)
                                                         Registration Statement
                                                            No. 333-131062


                              U.S. $9,815,000,000

                         FORD MOTOR CREDIT COMPANY LLC

                           FLOATING RATE DEMAND NOTES


                          - - - - - - - - - - - - - -


                            Interest Rate Per Annum
                            - - - - - - - - - - - -


Period          Tier One Notes       Tier Two Notes        Tier Three Notes
Beginning       Under $15,000        $15,000-$50,000         Over $50,000
---------       --------------       ---------------       ----------------
9/24/07             5.46%                 5.61%                  5.76%